UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Earliest Reported Event:  January 8, 2006

INNOVA PURE WATER, INC.

(Exact name of registrant as specified in its charter)

Florida	0-29746	59-2567034
----------------------------	----------------------------	----------------------------
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4951 Airport Parkway, Suite 500

Addison TX 75001

(Address of Principal Executive Offices) (Zip Code)

(972) 980-0486

(Registrant's telephone number, including area code)

15851 N. Dallas Parkway,  Suite 1200

Addison, Texas 75001

(972) 616-1200

------------------------------------------------

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 8.01

Other Events

DESCRIPTION OF BUSINESS

Background

Innova Pure Water, Inc. a Florida corporation (the "Company" "we", "us" or "Innova") was incorporated August 13, 1985.  Effective June 27, 2005, the Company entered into two Stock Acquisition Agreements. One Stock Acquisition Agreement was with DesertView Management Services, Inc., an Arizona Corporation ("DesertView"). The other was with Numera Software Corporation, a Washington corporation ("Numera").  In the Numera transaction, the Company issued 16,600,000 shares of its Common Stock to the shareholders of Numera in consideration for 100% of the issued and outstanding shares of Numera stock.  In the DesertView transaction, the Company issued 2,500,000 shares of its Common Stock to the shareholders of DesertView in consideration for 100% of the issued and outstanding shares of DesertView stock.  In connection with the closing of these transactions, the Company received $112,000 of working capital advances from affiliates of DesertView and Numera to meet its short-term obligations.

As a result of the DesertView and Numera transactions, both DesertView and Numera became wholly-owned subsidiaries of the Company.

Numera Software Corporation

Numera Software Corporation, a Washington corporation ("Numera") provides small to mid-sized businesses with full-featured, easy-to-use, real-time accounting software systems that meet or exceed the performance characteristics of mid to high-end competitors, at significantly lower cost.

Numera’s products are designed to provide both front and back office functionality for a wide variety of business types.  Many competitive systems serve only a specific vertical market, such as Healthcare or Construction.  Other major competitors perform only limited functionality, such as client billing, without providing payroll, accounts payable and general ledger.  Numera believes the broad scope of performance of its products allows Numera’ to stock, learn and support a smaller number of products to reach and service a larger number of prospective customers

The founding CPA’s and attorneys of Numera knew from first hand experience that competitive accounting software solutions were too expensive, too slow, and too complicated to use.  These individuals have made significant progress researching the market and building a design for a better solution and developing a marketing plan consisting of creating large VARs (Value Added Resellers) in the major US markets.

To date, the company has completed the development phase, and set up the procedures for recruiting, training and managing the VARs who will provide the sales, marketing, and service functions for the system.  The accounting market is generally segmented by size of business, as follows:

*

SOHO (Small Office, Home Office) and emerging businesses.  Users in this segment purchase easy-to-use windows-based accounting software, primarily through retail channels of distribution, at prices below $500.  They are often first-time users of accounting software.

*

Small Business.   Small Businesses, as classified by accounting analysts and trade magazines, range in annual revenues from $1 million to $50 million, and from 5 to 500 employees.  These users purchase accounting software through several channels of distribution, including retail, direct, and VAR channels, at prices ranging from $50 to $30,000.

*

Medium-Size Businesses.   Medium-size businesses range in size from $50 million to $300 million.  This market is often referred to as the market for mid-range accounting systems.  The majority of accounting software sold to these customers is sold in modules through the VAR (Value Added Reseller) channel at prices over $30,000.

The primary focus initially of the Numera suite of products is on Small Businesses with revenues in the $1 million to $50 million range, where there is a wide range of software prices.  Numera’s powerful, easy-to-use system is designed to accommodate the rapid growth and economic evolution of businesses in this market.  Numera products include specialized functions for several vertical markets that are dominant in the Small Business segment such as attorneys, accountants, building contractors, service organizations, architects, engineers, light manufacturing facilities, restaurants and clubs, retailers, government contractors, and consultants.    The company expects to compete in this market by offering prospective customers:

*

An affordable product that is specifically designed for their needs at a price that is up to 70% lower than currently available mid-range accounting systems with comparable features.

*

The ease of use and a GUI commonly associated with simple, retail accounting packages such as QuickBooks.

*

Fully integrated, multi-user modules that assist in the management and productivity of the business and its personnel, including contact management, scheduling, time tracking, project management and task management functions.

*

A high-volume, upgrade-able, real-time, date sensitive, multi-user system that is based on the latest 32-bit software technology.

*

Custom conversion services provided by Numera VARs to convert their existing data to the new Numera system either manually or electronically.

DesertView Management, Inc.

DesertView Management Services, Inc. ("DesertView") is an Arizona based corporation that provides professional management consulting and IT services on a business to business basis.  The company was incorporated in late 1998.

DesertView’s primary objective is to enhance the ability of small to medium sized businesses to produce higher profit levels through full utilization of their Information Technology (IT) resources.  The company’s focus is to achieve a change in its client's management strategies which will produces an increase in profitability through growing, and at times restructuring their IT infrastructure.

DesertView trains and directs owners and managers of its client’s businesses, to enter use and extract data in a way that will provide springboards for their profit increases.  DesertView’s mission is to provide economical entry point software for operations and accounting use and train our client’s personnel to use and support their software purchase successfully.

Effective January 2, 2007 the Company consolidated its technology operations by transferring its consulting services from Desert View Management Systems, an Arizona Corporation and wholly owned subsidiary of the Company to Innova Systems, Inc. (formerly known as Numera Software Corporation), a wholly owned subsidiary of the Company.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Innova Pure Water determined on May 30, 2007 that DesertView Management Services, Inc., did not meet the requirements necessary to file audited financials.  Accordingly, below are the financial statements for Numera Software Corporation.

 FINANCIAL STATEMENTS

Period From July 1, 2004 Through June 27, 2005 and

The Year Ended June 30, 2004

Contents

Report of Independent Registered Public Accounting Firm

Financial Statements:

Balance Sheets
Statements of Operations
Statements of Changes in Stockholders' Equity
Statements of Cash Flows
Notes to Financial Statements

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Numera Software Corporation

Dallas, Texas

We have audited the accompanying balance sheets of Numera Software Corporation, (the Company) as of June 27, 2005 and June 30, 2004, and the related statements of operations, changes in stockholders’ equity, and cash flows for the period from July 1, 2004 through June 27, 2005, for the year ended June 30, 2004, and for the cumulative period from September 8, 1997 (inception) to June 27, 2005.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the  financial position of Numera Software Corporation at June 27, 2005 and June 30, 2004, and the  results of its operations and cash flows for the period from July 1, 2004 through June 27, 2005, for the year ended June 30, 2004, and for the cumulative period from September 8, 1997 (inception) to June 27, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has negative working capital and has incurred substantial operating losses resulting in a substantial accumulated deficit.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The accompanying financial statements for the period from July 1, 2004 through June 27, 2005, as further described in Note 3, have been prepared under the provisions of Regulation S-X 210.3-06, which provides for accounting periods of less that one year.

Turner, Stone & Company, LLP

May 29, 2007

Numera Software Corporation
(A Development Stage Company)
Balance Sheet

	June 27 2005	June 30 2004
Assets:

Current assets:
Cash	$424	$0
Total current assets	424	0

Property and equipment, net of accumulated depreciation of $9,525	0	0

Other assets:
Computer software (Note 3)	866,977	866,977
Security deposits	777	777
Total other assets	867,754	867,754

Total assets	$868,178	$867,754

Liabilities and stockholders equity:

Current liabilities:
Accounts payable, trade	$10,967	$10,967
Accrued expenses	7,122	7,122
Advances from stockholders	3,500	0
Total current liabilities	21,589	18,089

Stockholders’ equity:
Common stock, no par value, 20,000 shares authorized,
20,000 shares issued and outstanding	4,164,769	4,164,769
Accumulated deficit	(3,318,180)	(3,315,104)
Total stockholders’ equity	846,589	849,665

Total liabilities and stockholders’ equity	$868,178	$867,754

The accompanying notes are an integral part of the financial statements.

Numera Software Corporation

(A Development Stage Company)

Statements of Operations

	For The		Cumulative
	Period From	For The	from
	July 1, 2004	Year	September 8,
	Through	Ended	1997 to
	June 27, 2005	June 30, 2004	June 27, 2005

Net sales	$0	$0	$134,638

Cost of sales	0	0	0

Gross profit	0	0	134,638

Operating expenses:
General and administrative expenses	3,076	1,900	464,299
Impairment of software development costs	0	2,988,519	2,988,519
	3,076	2,990,419	3,452,818

Loss from operations before provision for income taxes	(3,076)	(2,990,419)	(3,318,180)

Provision for income taxes	0	0	0

Net loss	$(3,076)	$(2,990,419)	$(3,318,180)

Loss per common share	$(.15)	$(166.08)	$(204.67)

Weighted average number of common
shares outstanding	20,000	18,005	16,212

The accompanying notes are an integral part of the financial statements.

Numera Software Corporation

(A Development Stage Company)

Statements of Changes in Stockholders’ Equity

	Common Stock			Accumulated
	Shares	Amount		Deficit	Total

Original issue for cash	60	$1,000	$		$1,000

Issuance in consolidation	11,940	199,000			199,000

Issuance of stock for cash	2,200	330,000			330,000

Net loss				(205,077)	(205,077)

Balance, June 30, 1998	14,200	530,000		(205,077)	324,923

Issuance of stock for cash	2,067	379,051			379,051

Net loss				(80,941)	(80,941)

Balance, June 30, 1999	16,267	909,051		(286,018)	623,033

Issuance of stock for cash	233	42,500			42,500
Net loss				(29,731)	(29,731)

Balance, June 30, 2000	16,500	951,551		(315,749)	635,802

Issuance of stock for debt	1,000	866,124			866,124
Issuance of stock for debt	500	628,784			628,784
Net loss				(996)	(996)

Balance, June 30, 2001	18,000	2,446,459		(316,745)	2,129,714

No activity

Balance, June 30, 2002	18,000	2,446,459		(316,745)	2,129,714

Net loss				(7,940)	(7,940)

Balance, June 30, 2003	18,000	2,446,459		(324,685)	2,121,774

Issuance of stock for debt	2,000	1,718,310			1,718,310

Net loss				(2,990,419)	(2,990,419)

Balance, June 30, 2004	20,000	4,164,769		(3,315,104)	849,665

Net loss				(3,076)	(3,076)

Balance, June 27,2005	20,000	$4,164,769		$(3,318,180)	$846,589

The accompanying notes are an integral part of the financial statements.

Numera Software Corporation

(A Development Stage Company)

Statements of Cash Flows

	For The		Cumulative
	Period From	For The	from
	July 1, 2004	Year	September 8,
	through	Ended	1997 to
	June 27, 2005	June 30, 2004	June 27,2005

Operating activities:
Net loss	$(3,076)	$(2,990,419)	$(3,318,180)

Adjustments to reconcile net loss to net cash used
In operating activities:
Depreciation and amortization	0	1,900	9,525
Impairment of software development costs	0	2,988,519	2,988,519
(Increase) decrease in:
Other assets	0	0	(777)
(Decrease) increase in:
Accounts payable	0	0	10,967
Accrued expenses	0	0	7,122
Total adjustments		2,990,419	3,015,356
Net cash used by operations	(3,076)	0	(302,824)

Investing activities:
Cash investment in software development costs	0	0	443,278
Cash investment in office furniture and equipment	0	0	9,525
Total cash used by investing activities			452,803

Financing activities:
Advances from stockholders	3,500	0	3,500
Sale of common stock	0	0	752,551
Net cash provided by financing activities	3,500	0	756,051

Net increase in cash	424	0	424

Cash, beginning of period	0	0	0

Cash, end of period	$424	$0	$424

Supplemental disclosure of non-cash activities:
Settlement of debt for common stock	$0	$1,718,310	$3,213,219
Contract software costs capitalized	$0	$650,800	$3,855,497

The accompanying notes are an integral part of the financial statements.

Numera Software Corporation

(A Development Stage Company)

Notes to Financial Statements

Periods Ended June 27,2005 and June 30, 2004

1.  Nature of Operations

Numera Software Corporation (Numera) was incorporated in Washington in 1997 for the purpose of developing, marketing, and supporting proprietary, state-of-the-art, effective, and economical accounting and business management software systems for small to medium-sized businesses. The corporate headquarters is located in Addison (Dallas), Texas.  Numera is a development stage company, is still in the process of developing a marketable software system, and has had nominal revenues to date.

Since its inception, Numera has generated revenues from sales of software and related services in the amount of $134,638.  These revenues are primarily related to sales and market testing, and come from clients designated by the company as “beta” test sites.  However, for the period ended June 27, 2005 and year ended  June 30, 2004, while software development was continuing, there were no revenues from operations.

The accounting software market is generally considered a “mature” market, with numerous good products on the market that provide a wide range of functionality and price.  However, the management of Numera has identified the lower mid-range as a significant segment of this market that has not been served by existing competitors, developed a product and strategy designed to capture this market segment.

The software development was substantially completed and ready for sale on June 30, 2006. Utilizing a comprehensive sales and distribution strategy, combining telemarketing and direct sales with a referral network of CPAs and other business-to-business product and service providers, the Company targets other software vendors as well as small businesses with a consultative sales approach.

2. Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern.  However, the Company has sustained substantial operating losses in recent years.  Further, the Company had negative working capital at June 27, 2005, and has incurred substantial net losses resulting in a substantial accumulated deficit. These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Although the Company continues to maintain costs and institute efforts to conserve cash, such efforts will not make it a viable business entity, and without significant additional revenues and/or equity capital, or continuing cash infusions from its stockholders, it may not be able to stay in business.

3. Significant Accounting Policies

 Fiscal Year End and Effective Reporting Date

The board of directors of the Company, as provided by the Company’s bylaws, has established a fiscal year end for accounting purposes for the Company.  A fiscal year end of June 30 was designated by the board in its initial board meeting, and remains unchanged.

Numera Software Corporation

(A Development Stage Company)

Notes to Financial Statements

Periods Ended June 27,2005 and June 30, 2004

The Company was acquired by Innova Pure Water, Inc. on June 27, 2005, and accordingly has presented balance sheets for June 27, 2005 and June 30, 2004, along with statements of operations for the period from July 1, 2004 through June 27, 2005 and the year ended June 30, 2004, in accordance with Regulation S-X 210.3-06, which provides that the filing of financial statements covering a period of nine to twelve months shall be deemed to satisfy a requirement for filing financial statements for a period of one year where the issuer has made a significant business acquisition for which financial statements are required under Regulation S-X 210.3-05, and the financial statements covering the interim period pertain to the business being acquired.

Management estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash flows

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and it believes it is not exposed to any significant credit risks affecting cash. None of the Company's cash is restricted.

For purposes of the  statements of cash flows, cash includes demand deposits, time deposits, short-term cash equivalent investments with original maturities of less than three months and cash management money market funds available on a daily basis.

Accounts receivable and doubtful accounts

Trade accounts receivable consist primarily of receivables from the sale of training and support services.  The Company sells to its customers based on its standard credit policies and regularly reviews accounts receivable for any bad debts.  The review for bad debts is based on an analysis of the Company’s collection experience, customer credit worthiness, and current economic trends.   Receivables are determined to be past due based on payment terms of original invoices. The Company does not charge significant amounts of interest on past due receivables. There were no receivables on non-accrual of interest status at June 27, 2005.  There were no accounts receivable, and consequently no allowance for doubtful accounts, at June 27, 2005.

Property and equipment

Property and equipment are recorded at cost.  Depreciation is calculated by the straight-line method over the estimated useful lives of the assets, ranging generally from 2 to 10 years.  Additions to and major improvements of property and equipment are capitalized.  Repair and maintenance expenditures are charged to expense as incurred. As property or equipment is sold or retired, the applicable cost and accumulated depreciation are eliminated from the accounts and any gain or loss is recorded. Depreciation expense amounted to $0 and $1,900 for the period from July 1, 2004 through June 27,2005 and the year ended 2004, respectively.

Numera Software Corporation

(A Development Stage Company)

Notes to Financial Statements

Periods Ended June 27,2005 and June 30, 2004

Impairment or disposal of long-lived assets

The Company has adopted Statement of Financial Accounting Standards Board No. 144 (SFAS No. 144), “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS No. 144 addresses the financial accounting and reporting for the impairment of long-lived assets, excluding goodwill and intangible assets, to be held and used or disposed of.  In accordance with SFAS No. 144, the carrying values of long-lived assets are periodically reviewed by the Company and impairments would be recognized if the expected future operating non-discounted cash flows derived from an asset were less than its carrying value and if the carrying value is more than the fair value of the asset.  In accordance with SFAS No. 144, Numera Software Corporation recorded $2,988,519 in Impairment Costs on June 30, 2004, as the result of an analysis by management as to the fair value of the software. As of June 27,2005, the Company has not identified any other asset impairments.

 Amortization expense for the next five years is estimated as follows:

	2006	2007	2008	2009	2010

Software	174,000	174,000	174,000	174,000	171,000

Revenue recognition

The Company licenses completed software packages to value-added resellers who re-license the software packages to end users, and provide the implementation, training and support required.  The Company therefore recognizes revenues at the time of delivery of the software package to the reseller, in accordance with SOP 97-2, which provides that licenses of software transfers substantially the same rights as sales of other types of products, and should be recorded as a sale.  The completed software packages meet the requirements of “off-the-shelf software” as defined therein, and the license agreements do not provide for further development, “when and if” or other additional software deliverables. There are no customer cancellation privileges, fiscal funding clauses, or rights to return or exchange the software.  Accordingly, the entire license fee is recognized as income at the time the software package is delivered to the reseller, who receives an individual package for each system he purchases for resale.

PCS (post-contract support) is limited to fixes and tax table updates, which are provided for all users through the resellers.  A quarterly maintenance fee is charged to each reseller for all users he has under license for each calendar quarter.  This fee is based on the fair market value of the service provided, and is proportionate to the cost of providing the service on a quarterly basis.  Accordingly, no portion of the revenues from PCS is recognized at the time of the delivery of the software.  PCS fees are billed, collected and recognized at the time the service is provided.

Costs of discounts and point-of-sale rebates are recognized at the date at which the related sales revenue is recognized and are recorded as a reduction of sales revenue. The Company does not currently offer any discounts or point-of-sale rebates to its customers.

Numera Software Corporation

(A Development Stage Company)

Notes to Financial Statements

Periods Ended June 27,2005 and June 30, 2004

Financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values.

These financial instruments include cash, accounts receivable, accounts payable, and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

Loss per share

The Company records shares of common stock as outstanding at the time the Company becomes contractually obligated to issue shares.  As of June 27, 2005, the Company has 20,000 shares outstanding.

Basic loss per share is calculated by dividing net loss by the average number of common shares outstanding during the period. Diluted loss per common share is calculated by adjusting outstanding shares, assuming conversion of all potentially dilutive stock options. At June 27, 2005 and June 30, 2004, there were no dilutive instruments outstanding.

Stock based compensation

Financial Accounting Standards Board Statement 123 (FASB 123), “Accounting for Stock-Based Compensation,” provides that expense equal to the fair value of all stock-based awards on the date of the grant be recognized over the vesting period. Alternatively, this statement allows entities to continue to apply the provisions of Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” whereby compensation expense is recorded on the date the options are granted equal to the excess of the market price of the underlying stock over the exercise price.  The Company has elected to continue to apply the provisions of APB 25.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123R (revised 2004), Share-Based Payment. This Statement replaces FASB Statement No. 123 and supersedes APB Opinion No. 25. Statement No. 123(R) will require the fair value of all stock option awards issued to employees to be recorded as an expense over the related vesting period. The

Statement also requires the recognition of compensation expense for the fair value of any unvested stock option awards outstanding at the date of adoption.

FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure,” which is effective for the Company as of January 1, 2003.  This statement amends SFAS No. 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation.  In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

Numera Software Corporation

(A Development Stage Company)

Notes to Financial Statements

Periods Ended June 27,2005 and June 30, 2004

The Company has no current stock options outstanding.

Capitalized software development costs

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed, all costs incurred to establish the technological feasibility are research and development costs and charged to expense when incurred.  Software development costs incurred after technological feasibility and prior to the software being available for sale are capitalized.  At June 27, 2005, the Company has capitalized software development costs in the amount of $866,977.  These software development costs will begin being amortized when it is available for release to customers.  At that time, the software will be amortized over its estimated useful life of 5 years.  The Company has determined that this software is marketable as of July 1, 2006 and was available for release to customers at that time.  Accordingly, the Company will begin amortization of these costs beginning on this date over five years using the straight-line method.

4. Property and Equipment

Property and equipment consists of:	June 27,2005

Office furniture and equipment	$9,525

Less:
Accumulated depreciation	9,525

$ .00

5. Related Party Transactions

On December 10, 2004, $21,000 was advanced to Numera Software Corporation by a stockholder.  Payments were made on this indebtedness by the Company totaling $18,500 prior to June 27, 2005, leaving a balance due to stockholders at that date of $3,500.  These advances were non-interest bearing, unsecured and due upon demand as funds are available.

There were no related party transactions during the fiscal year ended June 30, 2004.

6. Lease Commitments

The Company currently has no obligation for lease commitments.  Office facilities have been made available to the Company as needed to date by its major stockholder, who also serves as the Company’s attorney.  Programmers for the Company generally work from their homes.

Numera Software Corporation

(A Development Stage Company)

Notes to Financial Statements

Periods Ended June 27,2005 and June 30, 2004

7. Income Taxes

The Company has incurred significant operating losses since its inception that have been carried forward for income tax purposes and, therefore, no tax liabilities have been reflected for the periods presented.  These operating losses and other timing differences give rise to a deferred tax asset and are as follows:

June 27,2005

Deferred tax asset: loss carryforward	$3,318,180

Valuation allowance	(3,318,180)

Net deferred tax asset	$0

Differences between the federal benefit computed at a statutory rate of 34% and the Company’s effective tax rate and provision are as follows:

	2005	2004

Statutory benefit	$1,045	$(1,128,181)

Increase in income tax valuation allowance	1,045	1,128,181
	$0	$0

The Company has available at June 27,2005 approximately $3,318,180 of unused operating loss carryforwards that may be applied against future taxable income, which would reduce taxes payable by approximately $1,129,226 in the future.  Income tax benefits resulting from the utilization of these carryforwards will be recognized in the year in which they are realized for federal tax purposes.

The Company has provided a full valuation allowance related to the realization of the deferred tax asset. The valuation allowance is based on evidence that the deferred tax asset will more likely than not, not be realized. Such valuation allowance may be increased or decreased in the future based on the likelihood of achieving future taxable earnings.

The loss carryforward, if not used, will expire in the following years:

2005	2006	2007	2008	2010	2011	2012
$205,077	$80,941	$29,731	$996	$7,940	$2,990,419	$3,076

Numera Software Corporation

(A Development Stage Company)

Notes to Financial Statements

Periods Ended June 27,2005 and June 30, 2004

8. Subsequent Event

On June 27, 2005, Innova Pure Water, Inc. (NASD BB, IPUR) acquired 100 percent of the outstanding common stock of Numera Software Corporation in exchange for 16,600,000 shares of Innova’s common stock valued at $846,589, for the purposes of diversification of Innova’s business interests and the enhancement of financial strength for future funding activities.  The assets and liabilities of Numera were reflected on the consolidated balance sheet of Innova on June 30, 2005 and subsequent periods, and the revenues and expenses of Numera were reflected on the consolidated statements of operations of Innova for all periods beginning after June 30, 2005.  The acquisition was deemed a reverse merger, whereby Numera was the acquiring entity for accounting purposes, and accordingly, the revenues, expenses, and stockholders’ equity of Numera were reported by Innova for periods prior to July 1, 2005 as Innova’s revenues, expenses, and stockholders’ equity.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVA PURE WATER, INC.

May 31, 2007

By:  /s/   Don Harris

 President & COO